FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FOURTH QUARTER 2011 RESULTS

- -Strong Broad-Based Local Currency Sales Growth - -
- - Good Growth in EPS - -

COLUMBUS, Ohio, USA - February 8, 2012 - Mettler-Toledo International Inc. (NYSE: MTD) today announced fourth quarter results for 2011. Provided below are the highlights:

•	Sales in local currency increased by 8% in the quarter compared with the prior year. Reported sales increased 9%, which includes a 1% benefit from currency.

•
Net earnings per diluted share as reported (EPS) were $2.91, compared with $2.41 in the fourth quarter of 2010. Adjusted EPS was $2.88, a 13% increase over the prior-year amount of $2.56. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.

Fourth Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “Sales growth was better-than-expected in almost all geographic regions, with demand in Asia continuing to be robust. We were pleased with this result especially given the strong sales in the prior year period. The benefit of a lower effective tax rate helped to offset the challenging currency headwinds we faced in the quarter, resulting in good EPS growth.”

EPS was $2.91, compared with the prior-year amount of $2.41. Adjusted EPS was $2.88, an increase of 13% over the prior-year amount of $2.56.

Sales were $648.4 million, an 8% increase in local currency sales, compared with $592.8 million in the prior year quarter. Reported sales growth was 9%, which included a 1% benefit from currency. By region, local currency sales increased 6% in Europe, 5% in the Americas and 16% in Asia / Rest of World. Adjusted operating income amounted to $131.7 million, a 5% increase from the prior-year amount of $125.3 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $103.2 million, compared with $63.0 million in the prior year quarter.

Full Year Results

EPS was $8.21, compared with the prior-year amount of $6.80. Adjusted EPS was $8.36, an increase of 20% over the prior-year amount of $6.94.

Sales were $2.309 billion, a 13% increase in local currency sales, compared with $1.968 billion in the prior year. Reported sales growth was 17%, which included a 4% benefit from currency. By region, local currency sales increased 11% in Europe, 9% in the Americas and 20% in Asia / Rest of World. Adjusted operating income amounted to $398.5 million, a 13% increase from the prior-year amount of $351.4 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

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Cash flow from operations was $280.9 million, compared with $268.3 million in the prior year.

Outlook

The Company updated its outlook for 2012. Based on today's assessment, management anticipates that local currency sales growth in 2012 will be in the range of 5% to 7% and Adjusted EPS in the range of $9.20 to $9.50, an increase of 10% to 14%. This compares with previous guidance of Adjusted EPS in the range of $9.00 to $9.30.

The Company stated that based on its assessment of market conditions today, management anticipates local currency sales growth in the first quarter 2012 will be in the range of 5% to 6% while Adjusted EPS will be in the range of $1.59 to $1.63, an increase of 10% to 12%.

Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known.

Conclusion

Filliol concluded, “We had exceptional sales growth in 2011 due to healthy end markets and strong execution. We expect growth to continue in 2012, although at a lower rate than in 2011, given current economic conditions and tougher year-over-year comparisons. We are not immune to economic changes and will remain alert for signs of a downturn. We believe we are strongly positioned to grow faster than our underlying markets and continue to capture share. Continued investments in Spinnaker-related marketing, emerging markets and new product development are key drivers for sustainable long term growth. We remain confident in our strategic initiatives and ability to execute.”

Other Matters

The Company will host a conference call to discuss its quarterly results today (Wednesday, February 8) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

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METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses' actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share date) (unaudited)

	Three months ended			Three months ended
	December 31, 2011		% of sales	December 31, 2010		% of sales

Net sales	$648,360	(a)	100.0	$592,765		100.0
Cost of sales	302,201		46.6	276,175		46.6
Gross profit	346,159		53.4	316,590		53.4

Research and development	30,115		4.6	26,466		4.5
Selling, general and administrative	184,368		28.4	164,807		27.8
Amortization	5,066		0.8	4,229		0.7
Interest expense	5,930		1.0	5,300		0.9
Restructuring charges	3,081		0.5	2,390		0.4
Other charges (income), net	95		0.0	3,307		0.5
Earnings before taxes	117,504		18.1	110,091		18.6

Provision for taxes	23,222		3.6	29,239		5.0
Net earnings	$94,282		14.5	$80,852		13.6

Basic earnings per common share:
Net earnings	$2.99			$2.48
Weighted average number of common shares	31,542,400			32,657,555

Diluted earnings per common share:
Net earnings	$2.91			$2.41
Weighted average number of common
and common equivalent shares	32,387,459			33,604,641

Note:
(a)	Local currency sales increased 8% as compared to the same period in 2010.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	December 31, 2011		% of sales	December 31, 2010		% of sales

Earnings before taxes	$117,504			$110,091
Amortization	5,066			4,229
Interest expense	5,930	(b)		5,300
Restructuring charges	3,081			2,390
Other charges (income), net	95			3,307	(c)
Adjusted operating income	$131,676	(d)	20.3	$125,317		21.1

Note:
(b)
Includes a $0.3 million charge associated with the termination of the Company's $950 million Credit Agreement, which was replaced with the Company's new $870 million Credit Agreement during the three months ended December 31, 2011.

(c)
Includes a $4.4 million charge associated with the sale of the Company's retail software business for in-store item and inventory management solutions and a $1.2 million benefit from unrealized contingent consideration from a previous acquisition during the three months ended December 31, 2010.

(d)	Adjusted operating income increased 5% as compared to the same period in 2010.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Twelve months ended			Twelve months ended
	December 31, 2011		% of sales	December 31, 2010		% of sales

Net sales	$2,309,328	(a)	100.0	$1,968,178		100.0
Cost of sales	1,091,054		47.2	930,982		47.3
Gross profit	1,218,274		52.8	1,037,196		52.7

Research and development	116,139		5.0	97,028		4.9
Selling, general and administrative	703,632		30.5	588,726		29.9
Amortization	17,808		0.8	14,842		0.8
Interest expense	23,226		1.0	20,057		1.0
Restructuring charges	5,912		0.3	4,866		0.3
Other charges (income), net	2,380		0.1	4,164		0.2
Earnings before taxes	349,177		15.1	307,513		15.6

Provision for taxes	79,684		3.4	75,365		3.8
Net earnings	$269,493		11.7	$232,148		11.8

Basic earnings per common share:
Net earnings	$8.45			$6.98
Weighted average number of common shares	31,897,779			33,280,463

Diluted earnings per common share:
Net earnings	$8.21			$6.80
Weighted average number of common
and common equivalent shares	32,839,365			34,140,097

Note:
(a)	Local currency sales increased 13% as compared to the same period in 2010.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	December 31, 2011		% of sales	December 31, 2010		% of sales

Earnings before taxes	$349,177			$307,513
Amortization	17,808			14,842
Interest expense	23,226	(b)		20,057
Restructuring charges	5,912			4,866
Other charges (income), net	2,380			4,164	(c)
Adjusted operating income	$398,503	(d)	17.3	$351,442		17.9

Note:
(b)
Includes a $0.3 million charge associated with the termination of the Company's $950 million Credit Agreement, which was replaced with the Company's new $870 million Credit Agreement during the three months ended December 31, 2011.

(c)
Includes a $4.4 million charge associated with the sale of the Company's retail software business for in-store item and inventory management solutions and a $1.2 million benefit from unrealized contingent consideration from a previous acquisition during the three months ended December 31, 2010.

(d)	Adjusted operating income increased 13% as compared to the same period in 2010.

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	December 31, 2011	December 31, 2010

Cash and cash equivalents	$235,601	$447,577
Accounts receivable, net	425,147	368,936
Inventories	241,421	217,104
Other current assets and prepaid expenses	116,694	111,278
Total current assets	1,018,863	1,144,895

Property, plant and equipment, net	410,007	364,472
Goodwill and other intangibles assets, net	569,153	539,071
Other non-current assets	205,451	234,625
Total assets	$2,203,474	$2,283,063

Short-term borrowings and maturities of long-term debt	$28,300	$10,902
Trade accounts payable	168,109	138,105
Accrued and other current liabilities	413,435	393,179
Total current liabilities	609,844	542,186

Long-term debt	476,715	670,301
Other non-current liabilities	335,778	298,992
Total liabilities	1,422,337	1,511,479

Shareholders’ equity	781,137	771,584
Total liabilities and shareholders’ equity	$2,203,474	$2,283,063

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2010	2011	2010

Cash flow from operating activities:
Net earnings	$94,282	$80,852	$269,493	$232,148
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	8,319	7,425	31,689	29,686
Amortization	5,066	4,229	17,808	14,842
Deferred tax provision	14,771	11,450	5,018	4,058
Excess tax benefits from share-based payment arrangements	(6,353)	(5,607)	(12,612)	(9,017)
Other	3,485	6,687	11,746	15,884
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	(16,354)	(42,027)	(42,262)	(19,322)
Net cash provided by operating activities	103,216	63,009	280,880	268,279

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	83	193	2,485	350
Purchase of property, plant and equipment	(33,994)	(35,379)	(98,500)	(73,943)
Acquisitions	(711)	(507)	(35,373)	(13,064)
Proceeds from divestitures	—	9,750	—	9,750
Other investing activities	—	(108)	(903)	(108)
Net cash used in investing activities	(34,622)	(26,051)	(132,291)	(77,015)

Cash flows from financing activities:
Proceeds from borrowings	403,606	620,878	469,599	714,575
Repayments of borrowings	(476,968)	(277,421)	(647,694)	(329,536)
Proceeds from exercise of stock options	9,581	8,211	20,770	20,455
Excess tax benefits from share-based payment arrangements	6,353	5,607	12,612	9,017
Repurchases of common stock	(33,399)	(91,204)	(204,578)	(239,998)
Debt issuance costs	(3,144)	—	(3,144)	—
Acquisition contingent consideration paid	—	—	(7,750)	—
Other financing activities	(173)	351	(284)	(6,590)
Net cash used in financing activities	(94,144)	266,422	(360,469)	167,923

Effect of exchange rate changes on cash and cash equivalents	(1,322)	1,313	(96)	3,359

Net (decrease) increase in cash and cash equivalents	(26,872)	304,693	(211,976)	362,546

Cash and cash equivalents:
Beginning of period	262,473	142,884	447,577	85,031
End of period	$235,601	$447,577	$235,601	$447,577

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$103,216	$63,009	$280,880	$268,279
Excess tax benefits from share-based payment arrangements	6,353	5,607	12,612	9,017
Payments in respect of restructuring activities	2,194	2,184	6,297	11,067
Proceeds from sale of property, plant and equipment	83	193	2,485	350
Purchase of property, plant and equipment	(33,994)	(35,379)	(98,500)	(73,943)
Free cash flow	$77,852	$35,614	$203,774	$214,770

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METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended December 31, 2011			7%		5%	19%		9%
Twelve Months Ended December 31, 2011			18%		9%	26%		17%

Local Currency Sales Growth
Three Months Ended December 31, 2011			6%		5%	16%		8%
Twelve Months Ended December 31, 2011			11%		9%	20%		13%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Twelve months ended
	December 31,					December 31,
	2011		2010		% Growth	2011		2010		% Growth

EPS as reported, diluted	$2.91		$2.41		21%	$8.21		$6.80		21%

Restructuring charges, net of tax	0.07	(a)	0.05	(a)		0.13	(a)	0.11	(a)
Purchased intangible amortization, net of tax	0.03	(b)	0.03	(b)		0.12	(b)	0.11	(b)
Debt extinguishment and financing costs, net of tax	0.01	(c)	—			0.01	(c)	—
Benefit in Q4 of adjusting Q3 YTD tax rate	(0.14)	(d)	—			—		—
Discrete tax items	—		—			(0.11)	(e)	(0.15)	(e)
Other items, net of tax	—		0.07	(f)		—		0.07	(f)

Adjusted EPS, diluted	$2.88		$2.56		13%	$8.36		$6.94		20%

Notes:
(a)
Represents the EPS impact of restructuring charges of $3.1 million ($2.3 million after tax) and $2.4 million ($1.8 million after tax) for the three months ended December 31, 2011 and 2010, respectively and $5.9 million ($4.4 million after tax) and $4.9 million ($3.6 million after tax) for the twelve months ended December 31, 2011 and 2010, respectively.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $1.1 million and $0.9 million for the three months ended December 31, 2011 and 2010, respectively and $4.1 million and $3.7 million for the twelve months ended December 31, 2011 and 2010, respectively.

(c)
Represents the EPS impact of costs associated with the termination of the Company's $950 million Credit Agreement that was replaced with the Company's new $870 million Credit Agreement totaling $0.3 million ($0.2 million after tax) for the three and twelve months ended December 31, 2011.

(d)
Represents the EPS impact during the three months ended December 31, 2011 of adjusting the estimated annual effective tax rate from 26% to 24%, or $4.8 million related to the nine months ended September 30, 2011.

(e)
Represents the EPS impact of discrete tax items of $3.8 million and $5.2 million for the twelve months ended December 31, 2011 and 2010, respectively, primarily related to the favorable resolution of certain prior year tax matters.

(f)
Represents the EPS impact of a charge of $4.4 million ($3.8 million after tax), associated with the sale of the Company's retail software business for in-store item and inventory management solutions, offset in part by a benefit from unrealized contingent consideration from a previous acquisition of $1.2 million ($1.2 million after tax) for the three and twelve months ended December 31, 2010.

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